Exhibit 99.1

News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

For Immediate Release

P&G Updates Preliminary Proxy Vote Tabulation Results

CINCINNATI – November 15, 2017 – The Procter & Gamble Company (NYSE: PG) today shared that the proxy voting results tabulated by IVS Associates, Inc., the Independent Inspector of Elections, indicate that Nelson Peltz is leading Ernesto Zedillo in the Director vote by a margin of approximately 0.0016% of shares outstanding or approximately 42,780 shares. The results are still preliminary and are subject to a review and challenge period during which both parties will have the opportunity to review the results for any discrepancies.

P&G will disclose the final results after receiving the Independent Inspector of Elections’ final certified report, which we expect in the weeks ahead.

About Procter & Gamble

P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands.

P&G Communications:

Damon Jones

513-983-0190

jones.dd@pg.com

or

P&G Investor Relations:

John Chevalier

513-983-9974